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                                                                    EXHIBIT 12.2

                      KEMPER CORPORATION AND SUBSIDIARIES
                             CONTINUING OPERATIONS

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                            YEAR TO DATE
                                                                            SEPTEMBER 30,
                                                                        ---------------------
                                                                          1994        1993
                                                                        --------    ---------
Earnings (loss) before income tax....................................   $139,455    $(205,499)
Add (deduct):
  Fixed charges......................................................     78,445       79,977
  Other..............................................................      6,087         (244)
                                                                        --------    ---------
Earnings (loss) before income tax, as adjusted.......................   $223,987    $(125,766)
                                                                        =========   ==========
Fixed charges:
  Interest and amortization of debt expense..........................   $ 63,340    $  64,420
  Portion of rents representative of interest factor.................     15,105       15,317
  Preferred stock dividend requirements of subsidiary................         --          240
                                                                        --------    ---------
Total fixed charges..................................................   $ 78,445    $  79,977
                                                                        =========   ==========
Ratio of consolidated earnings from continuing operations to fixed
  charges............................................................       2.86        (1.57)
                                                                        =========   ==========


         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
           EXCLUDING INTEREST EXPENSE ON COLLATERALIZED BORROWINGS OF
                        SECURITIES BROKERAGE OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                            YEAR TO DATE
                                                                            SEPTEMBER 30,
                                                                        ---------------------
                                                                          1994        1993
                                                                        --------    ---------
Earnings (loss) before income tax....................................   $139,455    $(205,499)
Add (deduct):
  Fixed charges......................................................     52,046       48,699
  Other..............................................................      6,087         (244)
                                                                        --------    ---------
Earnings (loss) before income tax, as adjusted.......................   $197,588    $(157,044)
                                                                        =========   ==========
Fixed charges:
  Interest and amortization of debt expense..........................   $ 36,941    $  33,142
  Portion of rents representative of interest factor.................     15,105       15,317
  Preferred stock dividend requirements of subsidiary................         --          240
                                                                        --------    ---------
Total fixed charges..................................................   $ 52,046    $  48,699
                                                                        =========   ==========
Ratio of consolidated earnings from continuing operations to fixed charges excluding interest expense on collateralized borrowings of
  securities brokerage operations....................................       3.80        (3.22)
                                                                        =========   ==========